Exhibit 99.1

WATSCO, INC. AND SUBSIDIARIES

ADDITIONAL UNAUDITED PRO FORMA

SELECTED QUARTERLY FINANCIAL DATA

TABLE OF CONTENTS

Introduction to Additional Unaudited Pro Forma Selected Quarterly Financial Data	1

Additional Unaudited Pro Forma Selected Quarterly Financial Data related to the Carrier Enterprise, LLC joint venture for the year ended December 31, 2009	2

Note to Additional Unaudited Pro Forma Selected Quarterly Financial Data	3

WATSCO, INC. AND SUBSIDIARIES

INTRODUCTION TO ADDITIONAL UNAUDITED PRO FORMA

SELECTED QUARTERLY FINANCIAL DATA

(In millions)

On July 8, 2009, Watsco, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “July 8-K”), reporting that on July 1, 2009, the Company completed the formation of Carrier Enterprise, LLC (“Carrier Enterprise”), a joint venture with Carrier Corporation (“Carrier”), a unit of United Technologies Corporation (“UTC”), pursuant to a purchase and contribution agreement dated May 3, 2009, as amended June 29, 2009, by and between Carrier and the Company, under which Carrier contributed 95 locations and the Company contributed 15 locations (the “Transaction”). The Company owns 60% of Carrier Enterprise and Carrier owns 40%.

On September 17, 2009, the Company filed with the SEC an amendment to the July 8-K (the “Amended 8-K”), containing the financial statements and pro forma financial information required pursuant to Item 9.01(a) and (b), respectively, of Form 8-K in respect of the Transaction.

The accompanying additional unaudited pro forma selected quarterly financial data summarizes results on a quarterly basis for solely the 95 locations contributed by Carrier to the joint venture for the year ended December 31, 2009 as if the joint venture had occurred on January 1, 2009.

The additional unaudited pro forma selected quarterly financial data has been developed from and should be read in conjunction with the interim condensed consolidated unaudited financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 2009 and September 30, 2009, the Amended 8-K and the historical audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The additional unaudited pro forma selected quarterly financial data is provided for illustrative purposes only and does not purport to represent the financial results of the business had the formation of Carrier Enterprise occurred on the date assumed, nor is the selected quarterly financial data necessarily indicative of the future results of operations or consolidated financial position.

The Company expects Carrier Enterprise to incur certain costs and realize certain benefits associated with “carving out” the operations of the business from Carrier and UTC and integrating the operations of the business and the locations contributed by the Company. The additional unaudited pro forma selected quarterly financial data does not reflect the costs of any integration activities or benefits that may result from operating efficiencies expected to result from the formation of Carrier Enterprise.

WATSCO, INC. AND SUBSIDIARIES

ADDITIONAL UNAUDITED PRO FORMA SELECTED QUARTERLY FINANCIAL DATA

FOR THE YEAR ENDED DECEMBER 31, 2009

(In millions)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
Revenues	$225.3	$335.2	$336.8	$251.2	$1,148.5
Gross profit	43.9	65.4	67.7	53.5	230.5
Operating income (loss)	(4.0)	15.5	14.3	4.8	30.6
Income (loss) before income taxes (Note 1)	$(4.5)	$15.1	$14.1	$4.5	$29.2

See accompanying note to additional unaudited pro forma selected quarterly financial data.

WATSCO, INC. AND SUBSIDIARIES

NOTE TO ADDITIONAL UNAUDITED PRO FORMA

SELECTED QUARTERLY FINANCIAL DATA

(In millions)

Note 1. Basis of Presentation

On July 1, 2009, the Company completed the formation of a joint venture with Carrier, a wholly owned subsidiary of UTC, to distribute Carrier, Bryant and Payne products throughout the U.S. Sunbelt, Latin America and the Caribbean. The newly formed joint venture, Carrier Enterprise, operates 110 locations in 20 states and Puerto Rico and serves over 19,000 air conditioning and heating contractors. In the formation of the joint venture, Carrier contributed 95 locations in the U.S. Sunbelt and Puerto Rico and the export division located in Miami, Florida (the “New Locations”) and the Company contributed 15 wholly-owned locations that historically distributed Carrier, Bryant and Payne products.

The additional unaudited pro forma selected quarterly financial data presents the unaudited pro forma quarterly financial data of the New Locations for the year ended December 31, 2009. The information is presented for illustrative purposes only and does not reflect the costs of any integration activities or benefits that may result from operating efficiencies expected to result from the formation of the joint venture.

The additional unaudited pro forma selected quarterly financial data incorporates certain pro forma adjustments consistent with those summarized in the Amended 8-K.

Additional information:

Transaction Costs

The data includes one-time transaction costs incurred by Carrier Enterprise of $2.4 for the three months ended September 30, 2009 and $.8 for the three months ended December 31, 2009.

Income Taxes

The joint venture is taxed primarily as a partnership for income tax purposes. A reconciliation of Watsco’s effective tax rate in 2009 is as follows:

Effective income tax rate attributable to Watsco	37.8%
Effective income tax rate attributable to non-controlling interest	(3.6)

Effective income tax rate	34.2%

See Note 5 to the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for additional information.

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